   EXHIBIT 21.1 - LISTING OF SUBSIDIARIES

   SUBSIDIARY                         JURISDICTION OF ORGANIZATION

   Bio-Rad Laboratories Pty. Limited            Australia
   Bio-Rad Laboratories Ges.m.b.H.              Austria
   Bio-Rad International, Inc. (FSC)            Barbados
   Bio-Rad Laboratories S.A.-N.V.               Belgium
   RSL N.V.                                     Belgium
   Bio-Metrics Properties Limited               California, USA
   Bio-Rad Laboratories (Israel) Inc.           California, USA
   Bio-Rad Leasing, Inc.                        California, USA
   Bio-Rad Pacific Limited                      California, USA
   Bio-Rad Laboratories (Canada) Ltd.           Canada
   Beijing Bio-Rad Analytical
     Biochemistry Instrument Co., Ltd.          China
   SoftShell International Ltd.                 Colorado, USA
   Bio-Metrics Limited                          Delaware, USA
   Bio-Rad Export, Inc. (DISC)                  Delaware, USA
   Bio-Metrics (U.K.) Limited                   England
   Bio-Rad Laboratories Europe Limited          England
   Bio-Rad Laboratories Limited                 England
   Bio-Rad Lasersharp Limited                   England
   Bio-Rad Limited                              England
   Bio-Rad Micromeasurements Limited            England
   Bio-Rad Microscience Limited                 England
   Micromeasurements Limited                    England
   Sadtler Research Laboratories Ltd.           England
   Bio-Rad S.A.                                 France
   Bio-Rad Laboratories GmbH                    Germany
   Bio-Rad China Limited                        Hong Kong
   Bio-Rad Laboratories (India) Private Limited India
   Bio-Rad Laboratories Ltd.                    Israel
   Bio-Rad Laboratories S.r.l.                  Italy
   Nippon Bio-Rad Laboratories K.K.             Japan
   Bio-Rad Korea Ltd.                           Korea
   Bio-Rad Micromeasurements Inc.               Massachusetts, USA
   Bio-Rad Laboratories Mexico, S.A. de C.V.    Mexico
   Bio-Rad Laboratories B.V.                    The Netherlands
   Sandia Systems, Inc.                         New Mexico, USA
   Polaron Instruments, Inc.                    Pennsylvania, USA
   Bio-Rad Laboratories Ltd.                    Russia
   Bio-Rad Laboratories (Singapore) Limited     Singapore
   Bio-Rad Laboratories S.A.                    Spain
   Bio-Rad Laboratories AB                      Sweden
   Bio-Rad Laboratories AG                      Switzerland